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                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                        RESOURCE ASSET INVESTMENT TRUST
            (Exact Name of registrant as specified in its charter)

               Maryland                                23-2919819

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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                  1521 Locust Street, Philadelphia, PA 19102
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              (Address of principal executive offices) (Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

  Title of each class                         Name of each exchange on which
  to be so registered                         each class is to be registered

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If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                                 Common Shares
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                               (Title of class)



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Item 1.  Description of Registrant's Securities to be Registered

         A description of the Securities to be registered hereby is set forth in a prospectus (the "Prospectus") under the Securities Act of 1933, as amended, included as a part of that certain registration statement (the "Registration Statement") on Form S-11 of Resource Asset Investment Trust, as amended, registration no. 333-35077. The Registration Statement is hereby incorporated herein by reference thereto. The Prospectus shall, upon filing, be deemed to be incorporated by reference herein.

Item 2.  Exhibits

         1.       Declaration of Trust of the Company*

         2.       Amended and Restated Declaration of the Company.*


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* Such documents are hereby incorporated herein by reference to the form thereof included as exhibits 3.1(a) (Declaration of Trust) and 3.1(b) (Amended and Restated Declaration of Trust) to the Registration Statement of Resource Asset Investment Trust under the Securities Act of 1933, as amended, registration no. 333-35077.


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                                   Signature

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


(Registrant):            Resource Asset Investment Trust
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Date:                    December 11, 1997
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By:
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By:      /s/  Ellen J. DiStefano
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         Ellen J. DiStefano, Chief Financial Officer